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                                                                    EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF ASAT HOLDINGS LIMITED

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             Name of Entity                    Jurisdiction of Formation
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ASAT Limited                                            Hong Kong
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                      LIST OF SUBSIDIARIES OF ASAT LIMITED

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             Name of Entity                    Jurisdiction of Formation
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ASAT, Inc.                                             California
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ASAT (Finance) LLC                                      Delaware
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ASAT (Cayman) Limited                                Cayman Islands
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ASAT (S) Pte. Ltd.                                     Singapore
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ASAT Korea Limited                                       Korea
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ASAT GmbH                                               Germany
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New ASAT (Finance) Limited                           Cayman Islands
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Timerson Limited                                       Hong Kong
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